EXHIBIT 10.4

CALCULATION AND EXCHANGE RATE AGENT AGREEMENT

BETWEEN

CENTERPOINT PROPERTIES TRUST

AND

SUNTRUST BANK

Dated as of July 12, 2004

CenterPoint Properties Trust, a Maryland real estate investment trust (the “Company”), proposes to issue and sell Medium-Term Notes (the “Notes”) from time to time under, and pursuant to, the terms of an Indenture, dated as of March 12, 2004, between the Company and SunTrust Bank, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of July 7, 2004 (as so supplemented, the “Indenture”). Capitalized terms used herein not otherwise defined shall have the meanings assigned to them in the Notes or the Indenture, as the case may be.

For the purpose of providing for an agent of the Company to calculate the base rates applicable to those Notes on which interest is to accrue at a variable or floating rate (“Floating Rate Notes”), determined by reference to LIBOR, the Commercial Paper Rate, the Treasury Rate, the CD Rate, the CMT Rate, the Federal Funds Rate or the Prime Rate (collectively, the “Base Rates”) as are specified and described in the Floating Rate Notes, a form of which is attached hereto as Exhibit A, and to calculate exchange rates with respect to Notes (“Non-Dollar Notes”) denominated in any foreign or composite currency (“Specified Currency”) for the purpose of converting Specified Currency into U.S. dollars and for other purposes, the Company and SunTrust Bank hereby agree as follows:

SECTION 1. Appointment of Calculation and Exchange Rate Agent. The Company hereby appoints SunTrust Bank as Calculation and Exchange Rate Agent (the “Calculation and Exchange Rate Agent”) of the Company with respect to any Floating Rate Notes and Non-Dollar Notes to be issued by the Company under and pursuant to the terms of the Indenture, and the Calculation and Exchange Rate Agent hereby accepts its obligations as set forth in the Agreement upon the terms and conditions set forth herein.

SECTION 2.  Notice of Issuance of Floating Rate Notes or Non-Dollar Notes.  The Company shall notify the Calculation and Exchange Rate Agent of the issuance of any Floating Rate Notes or Non-Dollar Notes prior to the issuance thereof and deliver to the Calculation and Exchange Rate Agent copies of the proposed forms of such Floating Rate Notes or Non-Dollar Notes.  The Company shall not issue any Floating Rate Notes or Non-Dollar Notes prior to the receipt of confirmation from the Calculation and Exchange Rate Agent of its acceptance of the proposed form of such Floating Rate Notes and Non-Dollar Notes.  The Calculation and Exchange Rate Agent hereby acknowledges its acceptance of the proposed form of Note attached hereto as Exhibit A.

SECTION 3. (a) Calculation of Base Rates.  As soon as reasonably practical on or after each interest determination date for any Floating Rate Note, the Calculation and Exchange Rate Agent shall determine the applicable interest rate for such Note (computed without regard to the Spread or Spread Multiplier, if any, applicable to such Note) (the “Interest Rate Base”) and notify the Company and the Trustee of such Interest Rate Base. Upon the request of the Holder of any Floating Rate Note, the Calculation and Exchange Rate Agent shall provide the Interest Rate Base then in effect with respect to such Note and, if determined, the Interest Rate Base that will become effective on the next Interest Reset Date with respect to such Note. All Interest Rate Base determinations made by the Calculation and Exchange Rate Agent with respect to the Floating Rate Notes, shall, in the absence of manifest error, be conclusive for all purposes and binding upon the Company. Upon the issuance and sale of any Floating Rate Note, the Company shall promptly cause the Calculation and Exchange Rate Agent to receive a copy of the pricing supplement with respect to such Note.

(b) Determination of Exchange Rates Upon Issuance of Notes.  Upon any issuance of Non-Dollar Notes from time to time, the Calculation and Exchange Rate Agent shall determine the U.S. dollar equivalent of the aggregate public offering price or purchase price of such Notes on the basis of the noon buying rate for cable transfers payable in the applicable Foreign Currencies in the City of New York on the applicable issue date, as certified for customs purposes by the Federal Reserve Bank of New York (the “Market Exchange Rate”).

(c)             Exchange of Currencies.  With respect to any payments to be made in respect of a Non-Dollar Note, the Calculation and Exchange Rate Agent will determine the amount of any U.S. dollar payment in respect of such Note by selecting at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Payment Date, the indicative quotations for the Specified Currency appearing at such time on the bank composite or multi-contributor pages of the Quoting Source (as defined below) for the first three banks, in descending order of their appearance, on a list of banks to be agreed to by the Company and the Calculation and Exchange Rate Agent (any of which may include an Agent or the Calculation and Exchange Rate Agent) prior to such second Business Day, which are offering quotes on the Quoting Source. The Calculation and Exchange Rate Agent shall select from among the selected quotations the one which will yield the largest number of U.S. dollars upon conversion from such Specified Currency. The “Quoting Source” shall mean Reuters Monitor Foreign Exchange Service, or if the Calculation and Exchange Rate Agent determines that such service is not available, Telerate Monitor Foreign Exchange Service. If the Calculation and Exchange Rate Agent determines that neither service is available, the Company and the Calculation and Exchange Rate Agent shall agree on a comparable display or other comparable manner of obtaining quotations and such display or manner shall become the Quoting Source.

(d)            Determination Upon Unavailability or Non-Use of Specified Currency.  If (i) fewer than three bid quotations are available at the time a determination is to be made by the Calculation and Exchange Rate Agent pursuant to subsection 2(c), or (ii) the Calculation and Exchange Rate Agent received no later than 12:00 noon, New York City time, on such second Business Day preceding the applicable Payment Date notice from the Company that there exist exchange controls or other circumstances beyond the Company’s control rendering such Specified Currency unavailable, then the Calculation and Exchange Rate Agent shall, prior to such Payment Date, notify the Company and the Trustee of the noon buying rate in New York City for cable transfers, in the Specified Currency indicated in such notice, as certified for customers’ purposes by the Federal Reserve Bank of New York (the “Market Exchange Rate”) as of such second

Business Day. If the Market Exchange Rate for such date is not then available, the Calculation and Exchange Rate Agent shall immediately notify the Company and the Trustee of the most recently available Market Exchange Rate for such Specified Currency.

(e)            Upon determining any exchange rate as provided in this Section, the Calculation and Exchange Rate Agent shall as soon as practicable notify the applicable Trustee or Trustees, the paying agents and the Company by facsimile, telex or telecopy of such exchange rate.

SECTION 4. New Base Rates.  If the Company proposes to issue Floating Rate Notes with an interest rate determined on a basis or formula not referred to herein (a “New Base Rate”), the Company shall deliver to the Calculation and Exchange Rate Agent, prior to the issuance of such Floating Rate Notes, a copy of the proposed form of such Floating Rate Notes, including a copy of all terms and conditions relating to the New Base Rate thereunder. The Company shall not issue any such Floating Rate Notes prior to the receipt of confirmation from the Calculation and Exchange Rate Agent of its acceptance of the proposed form of such Floating Rate Notes. The Calculation and Exchange Rate Agent shall determine if it is able and willing to calculate the New Base Rate and, upon its agreement in writing to do so, the term “Base Rate” shall be deemed to include the New Base Rate. If the Calculation and Exchange Rate Agent notifies the Company that it is not able or willing to calculate the New Base Rate, or that it is only willing to do so on the basis of an increase of its fees not acceptable to the Company, the Calculation and Exchange Rate Agent shall have no responsibility with respect to such New Base Rate and the Company shall appoint a different calculation agent to determine the New Base Rate.

SECTION 5.  Reference Banks.  The Company shall notify the Calculation and Exchange Rate Agent at least three Business Days prior to the issuance of any Floating Rate Notes with an Interest Rate Base to be determined by any formula that would require the Calculation and Exchange Rate Agent to select banks, securities dealers or other third parties (the “Reference Banks”) for purposes of quoting rates.  Immediately prior to seeking such quotes from such Reference Banks, the Calculation and Exchange Rate Agent shall notify the Company (unless, in accordance with the Floating Rate Notes, the selection of such Reference Banks must be made after consultation with the Company) and the Trustee of the names and addresses of such Reference Banks.  The Calculation and Exchange Rate Agent shall not be responsible to the Company or any third party for any failure of the Reference Banks to fulfill their duties or meet their obligations as Reference Banks or as a result of the Calculation and Exchange Rate Agent having acted (except in the event of gross negligence or willful misconduct) on any quotation or other information given by any Reference Bank which subsequently may be found to be incorrect.

SECTION 6. Fees and Expenses.  The Calculation and Exchange Rate Agent shall be entitled to such compensation for its services under this Agreement as may be agreed upon with the Company, and the Company shall pay such compensation and shall reimburse the Calculation and Exchange Rate Agent for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Calculation and Exchange Rate Agent in connection with the services rendered by it under this Agreement, except any expenses, disbursements or advances attributable to its gross negligence or bad faith.

SECTION 7. Rights and Liabilities of Calculation and Exchange Rate Agent.  The

Calculation and Exchange Rate Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any Floating Rate Note or Non-Dollar Note, certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from the Company made or given by it and sent, delivered or directed to the Calculation and Exchange Rate Agent under, pursuant to or as permitted by any provision of this Agreement shall be sufficient for purposes of this Agreement if such communication is in writing and signed by any officer of the Company. The Calculation and Exchange Rate Agent may consult with counsel satisfactory to it and the opinion of such counsel shall constitute full and complete authorization and protection of the Calculation and Exchange Rate Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the opinion of such counsel. In acting under this Agreement, the Calculation and Exchange Rate Agent (in its capacity as such) does not assume any obligation towards, or any relationship of agency or trust for or with the holders of the Notes.

SECTION 8. Right of Calculation and Exchange Rate Agent to Own Floating Rate or Non-Dollar Notes.  The Calculation and Exchange Rate Agent may act as Trustee under any Indenture and it, its officers, employees and shareholders may become owners of, or acquire any interests in Floating Rate or Non-Dollar Notes, with the same rights as if the Calculation and Exchange Rate Agent were not the Calculation and Exchange Rate Agent, and may engage in, or have an interest in, any financial or other transaction with the Company as if the Calculation and Exchange Rate Agent were not the Calculation and Exchange Rate Agent.

SECTION 9. Duties of Calculation and Exchange Rate Agent.  The Calculation and Exchange Rate Agent shall be obligated only to perform such duties as are specifically set forth herein and no other duties or obligations on the part of the Calculation and Exchange Rate Agent, in its capacity as such, shall be implied by this Agreement

SECTION 10. Termination, Resignation or Removal of Calculation and Exchange Rate Agent. The Calculation and Exchange Rate Agent may at any time terminate this Agreement by giving no less than 75 days’ written notice to the Company unless the Company consents in writing to a shorter time. Upon receipt of notice of termination from the Calculation and Exchange Rate Agent, the Company agrees promptly to appoint a successor Calculation and Exchange Rate Agent. The Company may terminate this Agreement at any time by giving written notice to the Calculation and Exchange Rate Agent and Trustee and specifying the date when the termination shall become effective; provided, however, that no termination by the Calculation and Exchange Rate Agent or by the Company shall become effective prior to the date of the appointment by the Company, as provided in Section 9 hereof, of a successor Calculation and Exchange Rate Agent and the acceptance of such appointment by such successor Calculation and Exchange Rate Agent.  In the event the Calculation and Exchange Rate Agent has given not less than 75 day’s written notice of its termination of this Agreement, and during such 75 days there has not been acceptance by a successor Calculation and Exchange Rate Agent of its appointment as successor Calculation and Exchange Rate Agent, the Calculation and Exchange Rate Agent so terminating this Agreement may petition any court of competent jurisdiction for the appointment of a successor Calculation and Exchange Rate Agent. Upon termination by either party pursuant to the provisions of this Section, the Calculation and Exchange Rate Agent shall be entitled to the payment of any compensation owed to it by the Company hereunder and to the reimbursement of all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Calculation and Exchange Rate Agent in connection with the services rendered by it hereunder, as provided by Section 4 hereof, and the provisions of Section 10 shall remain in effect following such termination.

SECTION 11. Appointment of Successor Calculation and Exchange Rate Agent.  Any successor Calculation and Exchange Rate Agent appointed by the Company following termination of this Agreement pursuant to the provisions of Section 8 hereof shall execute and deliver to the Calculation and Exchange Rate Agent, the Trustee and the Company an instrument accepting such appointment, and thereupon such successor Calculation and Exchange Rate Agent shall, without any further act or instrument become vested with all the rights, immunities, duties obligations of the Calculation and Exchange Rate Agent, with like effect as if originally named as Calculation and Exchange Rate Agent hereunder, and the predecessor Calculation and Exchange Rate Agent shall thereupon be obligated to transfer and deliver, and such successor Calculation and Exchange Rate Agent shall be entitled to receive and accept, copies of any available records maintained by the predecessor Calculation and Exchange Rate Agent in connection with the performance of its obligations hereunder.

SECTION 12. Indemnification.  Notwithstanding any satisfaction or discharge of the Notes or the Indenture, the Company shall indemnify and hold harmless the Calculation and Exchange Rate Agent, its officers and employees from and against all actions, claims, damages, liabilities, losses and expenses (including reasonable legal fees and expenses) relating to or arising out of actions or omissions in any capacity hereunder, except actions, claims, damages, liabilities, losses and expenses caused by the material default, gross negligence, willful misconduct or bad faith of the Calculation and Exchange Rate Agent, its directors, officers, employees and representatives. Except as provided in the preceding sentence, the Calculation and Exchange Rate Agent shall incur no liability and shall be indemnified and held harmless by the Company for, or in respect of, any actions taken or suffered to be taken in good faith by the Calculation and Exchange Rate Agent in reliance upon (i) the written opinion or advice of counsel or (ii) written instructions from the Company.

SECTION 13. Merger, Consolidation or Sale of Business by Calculation and Exchange Rate Agent.  Any corporation into which the Calculation and Exchange Rate Agent may be merged, converted, or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation and Exchange Rate Agent may be a party, or any corporation to which the Calculation and Exchange Rate Agent may sell or otherwise transfer all or substantially all of its corporate trust business, shall, to the extent permitted by applicable law, become the Calculation and Exchange Rate Agent under this Agreement without the execution of any paper or any further act by the parties hereto. Notice of such merger, conversion or consolidation shall forthwith be given to the Company and the Trustee.

SECTION 14.  Terms and Conditions.  The Calculation and Exchange Rate Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees:

(a)           in acting under this Agreement, the Calculation and Exchange Rate Agent, acting as agent for the Company, does not assume any obligation towards, or any relationship of agency or trust for or with, any of the Holders of the Notes;

(b)           unless herein otherwise specifically provided, any order, certificate, notice, request or communication from the Company made or given under any provisions of this Agreement shall be sufficient if signed by any person whom the Calculation and Exchange Rate Agent reasonably believes to be a duly authorized officer or attorney-in-fact of the Company;

(c)           the Calculation and Exchange Rate Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon anything contained in a Note or any notice, direction, consent, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties, which is supplied to it by the Company pursuant to this Agreement, including the information to be supplied pursuant to paragraph 3 above; and

(d)            the Calculation and Exchange Rate Agent shall incur no liability hereunder except for loss sustained by reason of its own material default, gross negligence, willful misconduct or bad faith, or that of its directors, officers, employees or representatives;

SECTION 15. Notices.  Any notice, request or other communication given hereunder shall be delivered in person, sent by letter, telecopy or telex or communicated by telephone (subject, in the case of communication by telephone, to written confirmation dispatched within 24 hours) to the addresses given below or such other address as the party to receive such notice may have previously specified:

To the Company:

CenterPoint Properties Trust

1808 Swift Road

Oak Brook, Illinois 60523

Attention: Paul S. Fisher

Telephone:  (630) 586-8000

Telecopy:  (630) 586-8010

To the Calculation and Exchange Rate Agent:

SunTrust Bank

919 East Main Street

Richmond, Virginia  23219

Telephone:  (804) 782-5170

Telecopy:  (804) 782-7855

To the Trustee:

SunTrust Bank

919 East Main Street

Richmond, VA  23219

Attention:  Corporate Trust Department, Mail Code HDQ 5310

Telephone:  (804) 782-5170

Telecopy:  (804) 782-7855

Any notice hereunder given by letter, telecopy or telex shall be deemed to have been received when it would have been received in the ordinary course of post or transmission, as the case may be.

SECTION 16. Benefit of Agreement.  Except as provided herein, this Agreement is solely for the benefit of the parties hereto and their successors and assigns and no other person shall acquire or have any rights under or by virtue hereof. The terms “successors” and “assigns” shall not include any purchasers of any Notes merely because of such purchase.

SECTION 17. Governing Law.  This agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 18. Counterparts.  This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS HEREOF, this Agreement has been entered into the day and year first above written.

CENTERPOINT PROPERTIES TRUST

		By:	/s/ Rockford O. Kottka
		Name:	Rockford O. Kottka
		Title:	Executive Vice President and Treasurer

Attest:

By:	/s/ Paul S. Fisher
Name:	Paul S. Fisher
Title:	Assistant Secretary

SUNTRUST BANK,
as Trustee

		By:	/s/ Patricia A. Welling
Name: Patricia A. Welling
Title: First Vice President

Attest:

By:	/s/ Craig A. Robinson
Name: Craig A. Robinson
Title: Trust Officer